Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Burke & Herbert Financial Services Corp. of our report dated February 27, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Burke & Herbert Financial Services Corp. for the year ended December 31, 2025.

/s/ Crowe LLP

Washington, D.C.
May 1, 2026